Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No 333-171747) of Nektar Therapeutics, and

(2) Registration Statements (Form S-8 Nos. 333-54078, 333-71936, 333-76638, 333-98321, 333-103040, 333-117975, 333-136498, 333-145259, 333-153106, 333-170371 and 333-183193) pertaining to the amended and restated 2000 Non-Officer Equity Incentive Plan, the 401(k) Retirement Plan, the Employee Stock Purchase Plan, the amended and restated 2000 Equity Incentive Plan, the amended and restated 2008 Equity Incentive Plan, and the 2012 Performance Incentive Plan of Nektar Therapeutics;

of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedule of Nektar Therapeutics and the effectiveness of internal control over financial reporting of Nektar Therapeutics included in this Annual Report (Form 10-K) of Nektar Therapeutics for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California

February 28, 2013